                                                                  Exhibit T3B-27

                       OGDEN MARTIN SYSTEMS OF KENT, INC.

                                    * * * * *

                                     BY-LAWS

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be in Detroit, Michigan.

                  Section 2. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

                  Section 1. All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.

                  Section 2. Annual meetings of shareholders shall be held on such date and at such tine as may be determined by the board of directors, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

                  Section 3. Written notice of the time, place and purposes of a special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                  Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

                  Section 1. A majority of the shareholders, holding shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares, are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

                  Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

                  Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

                  Section 4. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

                                    ARTICLE V

                                    DIRECTORS

                  Section 1. The number of directors shall not be less than three nor more than five. Directors need not be residents of the State of Michigan nor shareholders of the corporation. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and shall hold office for the terms for which they are elected and until their successors are elected and qualified.

                  Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A directorship to be filled because of an increase in the number of directors or to fill a vacancy may be filled by the board for a term of office continuing only until the next election of directors by the shareholders.

                  Section 3. The business affairs of the corporation shall be managed by its board except as otherwise provided by statute or in the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                  Section 4. The directors may keep the books of the corporation, outside of the State of Michigan, at such place or places as they may from time to time determine.

                  Section 5. The board of directors, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. Regular or special meetings of the board of directors may be held either within or without the State of Michigan.

                  Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

                  Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

                  Section 4. Special meetings of the board of directors may be called by the president on ten days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                  Section 5. Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

                  Section 6. A majority of the members of the board then in office constitutes a quorum for transaction of business, unless the articles of incorporation provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board unless the vote of a larger number is required by statute, the articles or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. Unless otherwise provided by the articles of incorporation action required or permitted to be taken pursuant to authorization voted at a meeting of the board, may be taken without a meeting if, before or after the action, all members of the board consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board. The consent has the same effect as a vote of the board for all purposes.

                                   ARTICLE VII

                                   COMMITTEES

                  Section 1. Unless otherwise provided in the articles of incorporation, the board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the board. A committee, to the extent provided in the resolution of the board or in the by-laws, may exercise all powers and authority of the board in management of the business and affairs of the corporation subject to any limitations by statute or in the articles of incorporation.

                                  ARTICLE VIII

                                     NOTICES

                  Section 1. When a notice or communication is required or permitted by this act to be given by mail, it shall be mailed, except as otherwise provided in this act, to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided by statute.

                  Section 2. When, under statutory requirements or the articles of incorporation or these by-laws or by the terms of an agreement or instrument, a corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

                                   ARTICLE IX

                                    OFFICERS

                  Section 1. The officers of the corporation shall be appointed by the board of directors and shall be a chairman of the board, a president, one or more vice-presidents, secretary, treasurer and such other officers as may be determined by the board.

                  Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, secretary, and treasurer, none of whom need be a member of the board.

                  Section 3. The board of directors may appoint such other officers, assistant officers, employees and agents as it deems necessary and prescribe their powers and duties.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. An officer elected or appointed shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board may be removed by the board with or without cause.

                                  THE PRESIDENT

                  Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                  Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

                  Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

                  Section 1. The shares of the corporation shall be represented by certificates signed by the chairman of the board, vice-chairman of the board, president or a vice-president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, the par value of each share represented by the certificate, or a statement that the shares are without par value and shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

                  Section 2. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

                  Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

                               TRANSFERS OF SHARES

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                             FIXING OF RECORD DATE

                  Section 5. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty nor less than ten days before the date of the meeting, not more than sixty days before any other action. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

                  Section 6. For the purpose of determining shareholders entitled to vote or receive payment of a dividend or allotment of a right, the corporation shall be authorized to accept the list of shareholders made and certified by the officer or agent having charge of the stock transfer books as prima facie evidence as to who are such shareholders on the designated record date.

                              LIST OF SHAREHOLDERS

                  Section 7. The officer or agent having charge of the stock transfer books for shares of a corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder, produced at the time and place of the meeting, subject to inspection by any shareholder during the whole time of the meeting and be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. A person who is a shareholder of record of a corporation, upon at least ten days' written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and record of shareholders and make extracts therefrom, at the places where they are kept.

                                   ARTICLE XI

                                    DIVIDENDS

                  Section 1. The board of directors may declare and pay dividends or make other distributions in cash, bonds or property of the corporation, including the shares or bonds of other corporations, on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any statutory restriction or restriction contained in the articles of incorporation.

                  Section 2. Before payment of any dividend, the board of directors may create reserves from its earned surplus or capital surplus for any proper purpose and may increase, decrease or abolish such reserve.

                                     CHECKS

                  Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

                  These by-laws may be amended or repealed or new by-laws may be adopted by the shareholders or board of directors except as may be provided in the articles of incorporation. The shareholders may prescribe in these by-laws that any by-law made by them shall not be altered or repealed by the board of directors. Amendment of the by-laws by the board requires a vote of not less than a majority of the members of the board then in office.

                                  ARTICLE XIII

                           DIRECTORS' ANNUAL STATEMENT

                  Section 1. At least once in each year the board of directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within four months after the end of the fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet and, if prepared by the corporation, its statement of source and application of funds and such other information as may be required by statute.

                       FINANCIAL STATEMENT TO SHAREHOLDERS

                  Section 2. Upon written request of a shareholder, the corporation shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the corporation, its statement of source and application of funds for such fiscal year.

                     Action by Unanimous Consent in Writing
                            of the Board of Directors

                                November 1, 1990

         The undersigned, constituting the entire Board of Directors of the corporations listed on Exhibits A, B, C and D attached hereto (collectively, the "Corporations"), by unanimous consent in writing without the formality of convening a meeting, pursuant to the authority of the appropriate laws of the respective states of incorporation of the Corporations, do hereby severally and collectively consent to the following action by the Corporations:

         RESOLVED, that effective as of this date, the appropriate sections of the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide as follows:

                  "The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, one or more Presidents and Chief Operating Officers, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers."

         and it is further

         RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended to provide for a section pertaining to the office of Chairman of the Board and Chief Executive Officer, which section shall be and read in its entirety as follows:

             "THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                  The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board and of the stockholders and shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general supervision over the business of the Corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him."

         and it is further

         RESOLVED, that effective as of this date, the by-laws of the corporations listed on Exhibits A and B attached hereto be and hereby are amended so that the section pertaining to the President shall be and read in its entirety as follows:

                   "THE PRESIDENT AND CHIEF OPERATING OFFICER

                  The President and Chief Operating Officer shall, subject to the control of the Board, have general supervision over the operations of the Corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the Board assigns to him."

         and it is further

         RESOLVED, that effective as of this date, R. Richard Ablon be and hereby is elected Chairman of the Board and Chief Executive Officer of the corporations listed on Exhibits A and B hereto; and it is further

         RESOLVED, that effective as of this date, Scott C. Mackin and Bruce W. Stone be and hereby are elected Co-Presidents and Co -- Chief Operating Officers of the corporations listed on Exhibits A, B and C hereto; and it is further

         RESOLVED, that effective as of this date, Patricia M. Collins be and hereby is elected Secretary of the corporations listed on Exhibits A and C hereto; and it is further

         RESOLVED, that effective as of this date, Louis D. Montresor be and hereby is elected Secretary of the corporations listed on Exhibit B hereto; and it is further

         RESOLVED, that effective as of this date, J. L. Effinger be and hereby is elected Assistant Secretary of the corporations listed on Exhibit A, B and D hereto; and it is further

         RESOLVED, that the officers of the Corporations and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolutions.

_____________________________                    _______________________________
R. RICHARD ABLON                                 SCOTT G. MACKIN

                           __________________________
                                 BRUCE W. STONE

                                                                  Exhibit T3B-27

                                    EXHIBIT A

Ogden Land Management, Inc.
Ogden Land Management of Warren, Inc.
Ogden Projects of Haverhill, Inc.
Ogden Projects of Rutland, Inc.
Ogden Wallingford Associates, Inc.
OPW Associates, Inc.
Ogden Marion Land Corp.
Ogden Martin Systems of Bristol, Inc.
Ogden Martin Systems of Eastern/Central Connecticut, Inc.
Ogden Martin Systems of Fairfax, Inc.
Ogden Martin Systems of Haverhill, Inc.
Haverhill Power, Inc.
LMI, Inc.
Ogden Omega Lease, Inc.
Ogden Haverhill Properties, Inc.
Ogden Martin Systems of Huntington, Inc.
Ogden Martin Systems of Huntington Resource Recovery One Corp. Ogden Martin Systems of Huntington Resource Recovery Two Corp. Ogden Martin Systems of Huntington Resource Recovery Three Corp. Ogden Martin Systems of Huntington Resource Recovery Four Corp. Ogden Martin Systems of Huntington Resource Recovery Five Corp. Ogden Martin Systems of Huntsville, Inc.
Ogden Martin Systems of Kent, Inc.
Ogden Martin Systems of Knox, Inc.
Ogden Martin Systems of L.A., Inc.
Ogden Martin Systems of Marion, Inc.
Ogden Martin Systems of Monmouth, Inc.
Ogden Martin Systems of Montgomery, Inc.
Ogden Martin Systems of Oakland, Inc.
Ogden Martin Systems of Oyster Bay, Inc.
Ogden Martin Systems of Pennsauken, Inc.
Ogden Martin Systems of Snohomish, Inc.
Ogden Martin Systems of Tulsa, Inc.
Ogden Recycling Systems, Inc.
Ogden Recycling Systems of Fairfax, Inc.
Ogden Recycling Systems of Indianapolis, Inc.

                                                                  Exhibit T3B-27

                                    EXHIBIT B

Clarion Disposal Services, Inc.
Ogden Projects of Campo, Inc.
Ogden Projects of Jacksonville, Inc.
Ogden Martin Systems of Alexandria/Arlington, Inc.
OMS Equity of Alexandria/Arlington, Inc.
Ogden Martin Systems of Atlantic, Inc.
Ogden Martin Systems of Babylon, Inc.
Ogden Martin Systems of Berks, Inc.
Ogden Martin Systems of Ford Heights, Inc.
Ogden Martin Systems of Hillsborcugh, Inc.
Ogden Martin Systems of Indianapolis, Inc.
NRC/Recovery Group, Inc.
Ogden Martin Systems of Lancaster, Inc.
Ogden Martin Systems of Lee, Inc.
Ogden Martin Systems of Morris, Inc.
Ogden Martin Systems of Onondaga, Inc.
Ogden Martin Systems of Pasco, Inc.
Ogden Martin Systems of Rhode Island, Inc.
Ogden Martin Systems of San Bernardino, Inc.
Ogden Martin Systems of San Diego, Inc.
Ogden Martin Systems of Sharyn, Inc.
Ogden Martin Systems of Stanislaus, Inc.
OMS Equity of Stanislaus, Inc.

                                                                  Exhibit T3B-27

                                    EXHIBIT C

Ogden Martin Systems of Hudson, Inc.
Ogden Martin Systems of Union, Inc.

                                                                  Exhibit T3B-27

                                    EXHIBIT D

Ogden Acquisition Company
Ogden Environmental Services, Inc.
Ogden Environmental Services of Houston, Inc.